Exhibit 99.1

NASDAQ: WASH
Contact: Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: July 23, 2012
FOR IMMEDIATE RELEASE

Washington Trust Announces Record Earnings for Second Quarter 2012

Westerly, Rhode Island…Washington Trust Bancorp, Inc. (NASDAQ Global Select; symbol: WASH), parent company of The Washington Trust Company, today announced second quarter 2012 net income of $8.7 million, or 53 cents per diluted share. On a diluted earnings per share basis, second quarter 2012 results were up by 2 cents, or 4%, from first quarter 2012 and by 7 cents, or 15%, from second quarter 2011. The returns on average equity and average assets for the second quarter of 2012 were 11.98% and 1.16%, respectively, compared to 11.85% and 1.11%, respectively, for the first quarter of 2012.

“Washington Trust posted another record quarter with good performances along key business lines,” stated Joseph J. MarcAurele, Washington Trust Chairman, President and CEO. “We’re particularly pleased with our lending results in this challenging economy, as both our mortgage and commercial banking areas showed solid growth, while asset quality remained strong.”

Selected financial highlights for the second quarter of 2012 included:

•	Net interest margin increased to 3.30%, up three basis points from the first quarter of 2012, benefiting from improvements in the mix of interest-earning assets and reductions to funding costs.

•
Mortgage banking revenues (net gains on loan sales and commissions on loans originated for others) totaled $3.0 million for the quarter, consistent with the prior quarter and reflective of continued strong mortgage origination volume.

•
Asset quality indicators showed continued improvement in the second quarter of 2012. The balances of nonperforming assets (nonaccrual loans, nonaccrual investment securities and property acquired through foreclosure or repossession), loan delinquencies and troubled debt restructurings all declined from March 31, 2012 to June 30, 2012.

•
The loan loss provision charged to earnings in the second quarter of 2012 was $600 thousand, compared to $900 thousand in the previous quarter. The provision in the second quarter 2012 was the lowest quarterly provision since the first quarter of 2008.

•	Total loans were $2.2 billion at June 30, 2012, up by $58 million, or 3%, from March 31, 2012, led by solid growth of $53 million, or 5%, in the commercial loan portfolio.

•	Total deposits were $2.1 billion at June 30, 2012, down slightly from March 31, 2012.

Second quarter 2012 results also included the following transactions:

•	A gain of $348 thousand was recognized in the quarter on the sale of a bank property. A charge of $131 thousand was also recognized in connection with a planned branch closure.

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Washington Trust
Page 2, July 23, 2012

•
Balance sheet management transactions, which are expected to result in net interest income enhancement of approximately $292 thousand in the second half of 2012 with continuing benefits in future years, were conducted in the latter portion of the quarter, including:

◦
Mortgage-backed securities of $6 million were sold and Federal Home Loan Bank of Boston (“FHLBB”) advances totaling $15 million were prepaid. These transactions resulted in second quarter 2012 net realized gains on securities of $217 thousand and debt prepayment penalty expense of $961 thousand.

◦	The terms of $36.7 million of FHLBB advances with original maturity dates in 2014 and 2015 were modified into longer terms maturing in 2017.

•	A realized gain of $82 thousand was recorded in the quarter on the sale of perpetual preferred stock.

•	The net impact of these transactions was a reduction of 2 cents per diluted share in the second quarter of 2012.

Net Interest Income
The net interest margin for the second quarter of 2012 was 3.30%, up from 3.27% in the first quarter of 2012, reflecting continued improvement in the mix of interest-earning assets resulting from good loan growth and pay downs in the securities portfolio; as well as continued reductions of deposit costs. Second quarter 2012 net interest margin was up by 9 basis points from 3.21% in the second quarter of 2011, largely reflecting a reduction in the cost of funds.

While net interest margin improved, average interest-earning assets for the second quarter of 2012 declined by $21.4 million, or 1%, from the previous quarter and grew by $104.0 million, or 4%, from the second quarter of 2011.

As a result, net interest income of $22.4 million for the second quarter of 2012 was level when compared to the previous quarter and up by $1.3 million, or 6%, compared to the second quarter of 2011.

Noninterest Income
Second quarter 2012 noninterest income totaled $16.2 million, up by $1.9 million, or 14%, from the previous quarter and up by $2.9 million, or 22%, from the second quarter of 2011. Included in these results were net realized gains on sales of securities of $299 thousand recognized in the second quarter of 2012, resulting from the aforementioned balance sheet management transactions and sales of perpetual preferred stock. There were no sales of securities in the first quarter of 2012, while $226 thousand net realized gains on securities were recognized in the second quarter of 2011. Other-than-temporary impairment ("OTTI") losses on securities of $209 thousand were recorded in the first quarter of 2012, while no OTTI losses were recognized in either the second quarter of 2012 or 2011. Also included in the second quarter of 2012 and 2011 were gains on the sale of bank property of $348 thousand and $203 thousand, respectively, classified in other noninterest income. Excluding the net realized gains on sales of securities, OTTI losses and gains on sale of bank property, noninterest income for the second quarter of 2012 was up by $1.1 million, or 8%, from the previous quarter and up by $2.7 million, or 21%, from the second quarter of 2011.

Significant changes in noninterest income included the following:

•
Mortgage banking revenues totaled $3.0 million in the second quarter of 2012, consistent with the previous quarter and up by $2.5 million from the second quarter of 2011, reflecting another strong quarter of mortgage origination activity.

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Washington Trust
Page 3, July 23, 2012

•
Second quarter 2012 wealth management revenues were $7.5 million, up by $288 thousand on a linked quarter basis and level when compared to the second quarter of 2011. On a linked quarter basis, the increase includes a $274 thousand increase in tax preparation fees, which are typically concentrated in the second quarter. Wealth management assets under administration totaled $4.1 billion at June 30, 2012, down by $90.4 million, or 2%, from March 31, 2012, primarily due to declines in the financial markets.

•
Merchant processing fees totaled $2.7 million for the second quarter of 2012, up by $744 thousand on a linked quarter basis and comparable with the second quarter of 2011. On a linked quarter basis, the increase reflects a higher volume of transactions processed for existing and new customers. See discussion on the corresponding increase in merchant processing costs under the caption “Noninterest Expenses.”

Noninterest Expenses
Noninterest expenses totaled $25.2 million for the second quarter of 2012, up by $1.8 million, or 8%, from the previous quarter and up by $3.0 million, or 13%, from the second quarter of 2011. Included in noninterest expenses in the second quarter of 2012 and 2011 were debt prepayment penalties of $961 thousand and $221 thousand, respectively. Also included in second quarter 2012 noninterest expenses was a charge of $131 thousand, classified in net occupancy expense, for the termination of an operating lease associated with the planned closure of a branch in September of 2012. Excluding the debt prepayment charges and the operating lease termination charge, noninterest expenses for the second quarter of 2012 increased by $737 thousand, or 3%, from the previous quarter and up by $2.1 million, or 9%, from the second quarter of 2011.

Significant changes in noninterest expense included the following:

•
Salaries and employee benefit costs amounted to $14.5 million in the second quarter of 2012, essentially unchanged from the previous quarter and up by $2.1 million, or 17%, from the second quarter of 2011. The increase from 2011 reflected higher amounts of commissions paid to mortgage originators, higher staffing levels in support of mortgage origination and other business lines and higher defined benefit plan cost primarily due to a lower discount rate.

•
Merchant processing costs totaled $2.3 million in the second quarter of 2012, up by $657 thousand on a linked quarter basis and comparable with the second quarter of 2011. See the discussion above regarding the corresponding increase in merchant processing fee income.

Income tax expense amounted to $4.0 million for the second quarter of 2012, compared to $3.9 million for the first quarter of 2012 and $3.3 million for the second quarter of 2011. The effective tax rate for the second quarter of 2012 was 31.7%.

Asset Quality
Nonperforming assets decreased to $18.8 million, or 0.62% of total assets, at June 30, 2012, from $23.6 million, or 0.78% of total assets, at March 31, 2012. At June 30, 2012, total past due loans amounted to $20.3 million, or 0.92% of total loans, down by $826 thousand from March 31, 2012. Loans classified as troubled debt restructurings totaled $13.3 million at June 30, 2012, down by $857 thousand from the balance at March 31, 2012.

The loan loss provision charged to earnings amounted to $600 thousand for the second quarter of 2012, down by $300 thousand

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Washington Trust
Page 4, July 23, 2012

from the first quarter of 2012 and down by $600 thousand from the second quarter of 2011. Net charge-offs amounted to $197 thousand in the second quarter of 2012, as compared to net charge-offs of $657 thousand in the first quarter of 2012 and $956 thousand in the second quarter of 2011.

Loans
Total loans rose by $58.5 million in the second quarter of 2012, led by the commercial portfolio with increases in commercial real estate loans of $28.6 million and other commercial loans of $24.0 million. Total loans are up by $66.7 million, or 3%, from December 31, 2011, including a 6% increase in total commercial loans.

Investment Securities
The investment securities portfolio amounted to $516.2 million at June 30, 2012, down by $42.1 million from March 31, 2012 and down by $77.2 million from December 31, 2011, primarily due to principal payments received on mortgage-backed securities not being reinvested as well as the sales of securities discussed above.

Deposits and Borrowings
Total deposits declined by $15.1 million, or 1%, in the second quarter of 2012, reflecting a seasonal decrease in government deposits. Total deposits were relatively flat compared to the balance at December 31, 2011. In the last twelve months, total deposits have increased $134.4 million, or 7%, including an increase of $87.4 million, or 18%, in DDA and NOW balances.

FHLBB advances totaled $524.0 million at June 30, 2012, up by $19.1 million from March 31, 2012 and down by $16.5 million from December 31, 2011. See discussion above regarding the balance sheet management transactions executed in the second quarter of 2012. Other borrowings were $481 thousand at June 30, 2012, compared to $819 thousand at March 31, 2012 and $19.8 million at December 31, 2011. The $19.3 million decline in other borrowings from the balance at December 31, 2011, was primarily due to the maturity of securities sold under repurchase agreements.

Capital Management
Capital levels continued to exceed the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 13.15% at June 30, 2012, compared to 12.86% at December 31, 2011. Total shareholder's equity was $292.7 million at June 30, 2012, up by $11.4 million from the balance at December 31, 2011.

Dividends Declared
The Board of Directors declared a quarterly dividend of 23 cents per share for the quarter ended June 30, 2012. The dividend was paid on July 13, 2012 to shareholders of record on July 2, 2012.

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Washington Trust
Page 5, July 23, 2012

Conference Call
Washington Trust will host a conference call on Tuesday, July 24, 2012 at 8:30 a.m. Eastern Time to discuss second quarter results and business outlook. This call is being webcast and can be accessed through the Investor Relations section of the Washington Trust web site, www.washtrust.com. Individuals may dial in to the call at 1-877-317-6789. The international dial-in number is 1-412-317-6789 and the Canada dial-in number is 1-866-605-3852. A replay of the call will be posted in this same location on the web site shortly after the conclusion of the call. To listen to the replay, dial 1-877-344-7529. For international access, dial 1-412-317-0088. The Conference Number for replay is 10015568. The replay will be available until 9:00 a.m. on August 8, 2012.

Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company, a state-chartered bank headquartered in Westerly, Rhode Island. Founded in 1800, Washington Trust is the oldest community bank in the nation and is the largest independent bank headquartered in Rhode Island. Washington Trust offers a full range of financial services, including commercial banking, small business banking, personal banking, and wealth management and trust services through its offices located in Rhode Island, Connecticut and Massachusetts. The Corporation’s common stock trades on The NASDAQ Global Select® Stock Market under the symbol WASH. Investor information is available on the Corporation’s web site: www.washtrust.com.

Forward-Looking Statements
This press release contains certain statements that are “forward-looking statements”. We may also make written or oral forward-looking statements in other documents we file with the SEC, in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of Washington Trust. These risks, uncertainties and other factors may cause the actual results, performance or achievements of Washington Trust to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: changes in general national, regional or international economic conditions or conditions affecting the banking or financial services industries or financial capital markets, volatility and disruption in national and international financial markets, government intervention in the U.S. financial system, reductions in net interest income resulting from interest rate volatility as well as changes in the balance and mix of loans and deposits, reductions in the market value of wealth management assets under administration, changes in the value of securities and other assets, reductions in loan demand, changes in loan collectibility, default and charge-off rates, changes in the size and nature of Washington Trust's competition, changes in legislation or regulation and accounting principles, policies and guidelines such as the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and changes in the assumptions used in making such forward-looking statements. In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the Securities and Exchange Commission and as updated by our Quarterly Reports on Form 10-Q, may result in these differences. You should carefully review all of these factors, and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this press release, and Washington Trust assumes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS (unaudited)

(Dollars in thousands, except par value)	Jun 30, 2012	Dec 31, 2011
Assets:
Cash and due from banks	$66,702	$82,238
Short-term investments	3,913	4,782
Mortgage loans held for sale, at fair value; amortized cost $22,708 in 2012 and $19,624 in 2011	23,530	20,340
Securities:
Available for sale, at fair value; amortized cost $452,733 in 2012 and $524,036 in 2011	469,167	541,253
Held to maturity, at cost; fair value $48,220 in 2012 and $52,499 in 2011	47,026	52,139
Total securities	516,193	593,392
Federal Home Loan Bank stock, at cost	40,418	42,008
Loans:
Commercial and other	1,191,995	1,124,628
Residential real estate	702,019	700,414
Consumer	319,828	322,117
Total loans	2,213,842	2,147,159
Less allowance for loan losses	30,448	29,802
Net loans	2,183,394	2,117,357
Premises and equipment, net	27,223	26,028
Investment in bank-owned life insurance	54,746	53,783
Goodwill	58,114	58,114
Identifiable intangible assets, net	6,528	6,901
Other assets	60,289	59,155
Total assets	$3,041,050	$3,064,098
Liabilities:
Deposits:
Demand deposits	$321,488	$339,809
NOW accounts	263,124	257,031
Money market accounts	388,686	406,777
Savings accounts	264,772	243,904
Time deposits	892,383	878,794
Total deposits	2,130,453	2,126,315
Federal Home Loan Bank advances	523,989	540,450
Junior subordinated debentures	32,991	32,991
Other borrowings	481	19,758
Other liabilities	60,402	63,233
Total liabilities	2,748,316	2,782,747
Shareholders’ Equity:
Common stock of $.0625 par value; authorized 30,000,000 shares; issued 16,359,394 shares in 2012 and 16,292,471 shares in 2011	1,022	1,018
Paid-in capital	90,022	88,030
Retained earnings	203,726	194,198
Accumulated other comprehensive loss	(2,036)	(1,895)
Total shareholders’ equity	292,734	281,351
Total liabilities and shareholders’ equity	$3,041,050	$3,064,098

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	(Dollars and shares in thousands, except per share amounts)	Three Months		Six Months
	Periods ended June 30,	2012	2011	2012	2011
	Interest income:
Interest and fees on loans		$25,344	$24,707	$50,707	$48,966
Interest on securities:	Taxable	4,069	4,869	8,446	9,642
	Nontaxable	682	758	1,375	1,527
	Dividends on corporate stock and Federal Home Loan Bank stock	78	66	155	133
	Other interest income	17	13	37	37
	Total interest income	30,190	30,413	60,720	60,305
	Interest expense:
	Deposits	3,385	4,030	6,819	8,232
	Federal Home Loan Bank advances	3,998	4,685	8,083	9,417
	Junior subordinated debentures	391	392	783	782
	Other interest expense	5	242	239	483
	Total interest expense	7,779	9,349	15,924	18,914
	Net interest income	22,411	21,064	44,796	41,391
	Provision for loan losses	600	1,200	1,500	2,700
	Net interest income after provision for loan losses	21,811	19,864	43,296	38,691
	Noninterest income:
	Wealth management services:
	Trust and investment advisory fees	5,819	5,822	11,597	11,498
	Mutual fund fees	1,002	1,135	2,027	2,258
	Financial planning, commissions and other service fees	652	553	1,034	834
	Wealth management services	7,473	7,510	14,658	14,590
	Service charges on deposit accounts	764	909	1,523	1,841
	Merchant processing fees	2,732	2,682	4,720	4,626
	Card interchange fees	626	581	1,169	1,068
	Income from bank-owned life insurance	477	482	963	958
	Net gains on loan sales and commissions on loans originated for others	3,015	537	6,112	1,062
	Net realized gains on securities	299	226	299	197
	Net (losses) gains on interest rate swap contracts	(4)	(35)	24	41
	Equity in earnings (losses) of unconsolidated subsidiaries	124	(145)	87	(289)
	Other income	668	538	1,060	921
	Noninterest income, excluding other-than-temporary impairment losses	16,174	13,285	30,615	25,015
	Total other-than-temporary impairment losses on securities	—	—	(85)	(54)
	Portion of loss recognized in other comprehensive income (before tax)	—	—	(124)	21
	Net impairment losses recognized in earnings	—	—	(209)	(33)
	Total noninterest income	16,174	13,285	30,406	24,982
	Noninterest expense:
	Salaries and employee benefits	14,451	12,398	28,911	24,226
	Net occupancy	1,527	1,236	3,053	2,557
	Equipment	1,143	1,070	2,250	2,119
	Merchant processing costs	2,320	2,345	3,983	4,014
	Outsourced services	895	875	1,815	1,747
	FDIC deposit insurance costs	426	464	884	1,187
	Legal, audit and professional fees	519	467	1,001	959
	Advertising and promotion	478	427	850	780
	Amortization of intangibles	186	237	373	475
	Foreclosed property costs	170	338	468	504
	Debt prepayment penalties	961	221	961	221
	Other expenses	2,152	2,186	4,078	4,215
	Total noninterest expense	25,228	22,264	48,627	43,004
	Income before income taxes	12,757	10,885	25,075	20,669
	Income tax expense	4,044	3,320	7,924	6,304
	Net income	$8,713	$7,565	$17,151	$14,365

	Weighted average common shares outstanding - basic	16,358	16,252	16,344	16,225
	Weighted average common shares outstanding - diluted	16,392	16,284	16,381	16,257
Per share information:	Basic earnings per common share	$0.53	$0.46	$1.04	$0.88
	Diluted earnings per common share	$0.53	$0.46	$1.04	$0.88
	Cash dividends declared per share	$0.23	$0.22	$0.46	$0.44

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	At or for the Quarters Ended
(Dollars and shares in thousands, except per share amounts)	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011
Financial Data:
Total assets	$3,041,050	$3,028,690	$3,064,098	$2,969,613	$2,936,306
Total loans	2,213,842	2,155,359	2,147,159	2,087,759	2,057,152
Total securities	516,193	558,284	593,392	581,543	591,580
Total deposits	2,130,453	2,145,562	2,126,315	2,086,150	1,996,043
Total shareholders' equity	292,734	287,935	281,351	285,494	281,425
Net interest income	22,411	22,385	22,015	21,549	21,064
Provision for loan losses	600	900	1,000	1,000	1,200
Noninterest income, excluding OTTI losses	16,174	14,441	14,826	13,114	13,285
Net OTTI losses recognized in earnings	—	(209)	—	(158)	—
Noninterest expenses	25,228	23,399	24,774	22,595	22,264
Income tax expense	4,044	3,880	3,290	3,328	3,320
Net income	8,713	8,438	7,777	7,582	7,565

Share Data:
Basic earnings per common share	$0.53	$0.51	$0.48	$0.46	$0.46
Diluted earnings per common share	$0.53	$0.51	$0.47	$0.46	$0.46
Dividends declared per share	$0.23	$0.23	$0.22	$0.22	$0.22
Book value per share	$17.89	$17.61	$17.27	$17.54	$17.30
Tangible book value per share - Non-GAAP (1)	$13.94	$13.64	$13.28	$13.53	$13.27
Market value per share	$24.38	$24.14	$23.86	$19.78	$22.97

Shares outstanding at end of period	16,359	16,354	16,292	16,279	16,266
Weighted average common shares outstanding - basic	16,358	16,330	16,288	16,278	16,252
Weighted average common shares outstanding - diluted	16,392	16,370	16,327	16,294	16,284

Key Ratios:
Return on average assets	1.16%	1.11%	1.04%	1.03%	1.04%
Return on average tangible assets - Non-GAAP (1)	1.18%	1.14%	1.07%	1.06%	1.07%
Return on average equity	11.98%	11.85%	10.89%	10.67%	10.83%
Return on average tangible equity - Non-GAAP (1)	15.41%	15.35%	14.10%	13.86%	14.16%

Capital Ratios:
Tier 1 risk-based capital	11.90% (i)	11.96%	11.61%	11.73%	11.72%
Total risk-based capital	13.15% (i)	13.22%	12.86%	12.99%	12.98%
Tier 1 leverage ratio	9.00% (i)	8.75%	8.70%	8.69%	8.61%
Equity to assets	9.63%	9.51%	9.18%	9.61%	9.58%
Tangible equity to tangible assets - Non-GAAP (1)	7.66%	7.53%	7.21%	7.58%	7.52%
(i) - estimated

Wealth Management Assets under
Administration:
Balance at beginning of period	$4,196,447	$3,900,061	$3,728,837	$4,148,433	$4,119,207
Net investment (depreciation) appreciation & income	(105,791)	298,155	215,449	(374,961)	1,625
Net client cash flows	15,362	(1,769)	(36,815)	(44,635)	27,601
Other (2)	—	—	(7,410)	—	—
Balance at end of period	$4,106,018	$4,196,447	$3,900,061	$3,728,837	$4,148,433

(1)	See the section labeled “Supplemental Information - Non-GAAP Financial Measures” at the end of this document.

(2)
Represents declassifications of largely low fee-paying assets from assets under administration due to a change in the scope and/or frequency of services provided by Washington Trust. The impact of this change on wealth management revenues was minimal.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	Six Months Ended
(Dollars and shares in thousands, except per share amounts)	Jun 30, 2012	Jun 30, 2011
Financial Data:
Net interest income	$44,796	$41,391
Provision for loan losses	1,500	2,700
Noninterest income, excluding OTTI losses	30,615	25,015
Net OTTI losses recognized in earnings	(209)	(33)
Noninterest expenses	48,627	43,004
Income tax expense	7,924	6,304
Net income	17,151	14,365

Share Data:
Basic earnings per common share	$1.04	$0.88
Diluted earnings per common share	$1.04	$0.88
Dividends declared per share	$0.46	$0.44

Weighted average common shares outstanding - basic	16,344	16,225
Weighted average common shares outstanding - diluted	16,381	16,257

Key Ratios:
Return on average assets	1.13%	0.99%
Return on average tangible assets - Non-GAAP (1)	1.16%	1.02%
Return on average equity	11.92%	10.44%
Return on average tangible equity - Non-GAAP (1)	15.38%	13.72%

Asset Quality Data:
Allowance for Loan Losses:
Balance at beginning of period	$29,802	$28,583
Provision charged to earnings	1,500	2,700
Charge-offs	(1,377)	(2,097)
Recoveries	523	167
Balance at end of period	$30,448	$29,353

Net Loan Charge-Offs (Recoveries):
Commercial mortgages	($381)	$455
Other commercial	873	1,049
Residential real estate mortgages	177	263
Consumer	185	163
Total	$854	$1,930

Net charge-offs to average loans (annualized)	0.08%	0.19%

Wealth Management Assets Under Administration:
Balance at beginning of period	$3,900,061	$3,967,207
Net investment appreciation & income	192,364	147,188
Net client cash flows	13,593	34,038
Balance at end of period	$4,106,018	$4,148,433

(1)	See the section labeled “Supplemental Information - Non-GAAP Financial Measures” at the end of this document.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	For the Quarters Ended
	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011
Average Yield / Rate (taxable equivalent basis):
Assets:
Commercial mortgages and other commercial loans	5.03%	5.13%	5.19%	5.22%	5.23%
Residential real estate loans, including mortgage loans held for sale	4.40%	4.51%	4.46%	4.58%	4.72%
Consumer loans	3.85%	3.89%	3.87%	3.90%	3.91%
Total loans	4.65%	4.74%	4.74%	4.80%	4.86%
Cash, federal funds sold and other short-term investments	0.23%	0.15%	0.19%	0.20%	0.15%
FHLBB stock	0.54%	0.50%	0.30%	0.26%	0.31%
Taxable debt securities	3.63%	3.62%	3.58%	3.78%	4.01%
Nontaxable debt securities	5.93%	5.92%	5.82%	5.82%	5.88%
Corporate stocks	7.58%	7.16%	5.89%	7.58%	7.50%
Total securities	3.95%	3.93%	3.88%	4.07%	4.28%
Total interest-earning assets	4.41%	4.43%	4.44%	4.53%	4.61%
Liabilities:
NOW accounts	0.06%	0.08%	0.10%	0.10%	0.10%
Money market accounts	0.23%	0.22%	0.24%	0.25%	0.25%
Savings accounts	0.11%	0.11%	0.12%	0.12%	0.12%
Time deposits	1.35%	1.41%	1.45%	1.48%	1.57%
FHLBB advances	3.25%	3.14%	3.44%	3.49%	3.80%
Junior subordinated debentures	4.77%	4.78%	4.73%	4.73%	4.77%
Other	2.07%	4.98%	4.59%	4.50%	4.48%
Total interest-bearing liabilities	1.33%	1.38%	1.45%	1.53%	1.61%

Interest rate spread (taxable equivalent basis)	3.08%	3.05%	2.99%	3.00%	3.00%
Net interest margin (taxable equivalent basis)	3.30%	3.27%	3.22%	3.22%	3.21%

	At June 30, 2012
	Amortized	Unrealized	Unrealized	Fair
(Dollars in thousands)	Cost (1)	Gains	Losses	Value
Securities Available for Sale:
Obligations of U.S. government-sponsored enterprises	$29,443	$2,876	$—	$32,319
Mortgage-backed securities issued by U.S. government agencies and U.S. government-sponsored enterprises	305,757	18,535	—	324,292
States and political subdivisions	68,939	4,784	—	73,723
Trust preferred securities:
Individual name issuers	30,658	—	(7,038)	23,620
Collateralized debt obligations	4,047	—	(3,280)	767
Corporate bonds	13,889	659	(102)	14,446
Total securities available for sale	452,733	26,854	(10,420)	469,167
Held to Maturity:
Mortgage-backed securities issued by U.S. government agencies and U.S. government-sponsored enterprises	47,026	1,194	—	48,220
Total securities held to maturity	47,026	1,194	—	48,220
Total securities	$499,759	$28,048	($10,420)	$517,387

(1)	Net of other-than-temporary impairment losses recognized in earnings.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

		Period End Balances At
(Dollars in thousands)		Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011
Loans:
Commercial:	Mortgages	$664,410	$642,012	$624,813	$573,355	$562,976
	Construction & development	17,365	11,130	10,955	18,518	19,448
	Other	510,220	486,258	488,860	478,652	491,071
	Total commercial	1,191,995	1,139,400	1,124,628	1,070,525	1,073,495
Residential real estate:	Mortgages	680,772	675,249	678,582	674,242	644,210
	Homeowner construction	21,247	21,708	21,832	17,226	14,137
	Total residential real estate	702,019	696,957	700,414	691,468	658,347
Consumer:	Home equity lines	224,550	223,311	223,430	222,886	223,284
	Home equity loans	40,690	40,793	43,121	45,354	46,797
	Other	54,588	54,898	55,566	57,526	55,229
	Total consumer	319,828	319,002	322,117	325,766	325,310
	Total loans	$2,213,842	$2,155,359	$2,147,159	$2,087,759	$2,057,152

	At June 30, 2012
(Dollars in thousands)	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Rhode Island, Connecticut, Massachusetts	$629,891	92.4%
New York, New Jersey, Pennsylvania	37,428	5.5%
New Hampshire	12,271	1.8%
Other	2,185	0.3%
Total commercial real estate loans (1)	$681,775	100.0%

(1)	Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.

	At June 30, 2012
(Dollars in thousands)	Balance	% of Total
Residential Mortgages by Property Location:
Rhode Island, Connecticut, Massachusetts	$679,847	96.7%
New York, Virginia, New Jersey, Maryland, Pennsylvania, District of Columbia	9,749	1.4%
Ohio	4,935	0.7%
New Hampshire	4,021	0.6%
Washington, Oregon	1,390	0.2%
Georgia	1,110	0.2%
New Mexico	497	0.1%
Other	470	0.1%
Total residential mortgages	$702,019	100.0%

	Period End Balances At
(Dollars in thousands)	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011
Deposits:
Demand deposits	$321,488	$333,833	$339,809	$319,203	$261,016
NOW accounts	263,124	258,986	257,031	242,372	236,162
Money market accounts	388,686	400,396	406,777	374,324	355,096
Savings accounts	264,772	257,495	243,904	239,356	227,014
Time deposits	892,383	894,852	878,794	910,895	916,755
Total deposits	$2,130,453	$2,145,562	$2,126,315	$2,086,150	$1,996,043

Out-of-market brokered certificates of deposits included in time deposits	$102,661	$95,989	$90,073	$85,250	$85,659
In-market deposits, excluding out-of-market brokered certificates of deposit	$2,027,792	$2,049,573	$2,036,242	$2,000,900	$1,910,384

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	Period End Balances At
(Dollars in thousands)	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011
Asset Quality Data:
Nonperforming Assets:
Commercial mortgages	$2,597	$5,099	$5,709	$6,367	$7,476
Commercial construction and development	—	—	—	—	—
Other commercial	3,405	4,200	3,708	2,745	3,152
Residential real estate mortgages	8,659	9,031	10,614	11,352	9,570
Consumer	1,081	1,069	1,206	1,126	780
Total nonaccrual loans	$15,742	$19,399	$21,237	$21,590	$20,978
Nonaccrual investment securities	767	750	887	796	934
Property acquired through foreclosure or repossession	2,332	3,478	2,647	2,201	2,189
Total nonperforming assets	$18,841	$23,627	$24,771	$24,587	$24,101

Total past due loans to total loans	0.92%	0.98%	1.22%	1.05%	1.19%
Nonperforming assets to total assets	0.62%	0.78%	0.81%	0.83%	0.82%
Nonaccrual loans to total loans	0.71%	0.90%	0.99%	1.03%	1.02%
Allowance for loan losses to nonaccrual loans	193.42%	154.88%	140.33%	137.29%	139.92%
Allowance for loan losses to total loans	1.38%	1.39%	1.39%	1.42%	1.43%

Troubled Debt Restructured Loans:
Accruing troubled debt restructured loans:
Commercial mortgages	$1,251	$1,059	$6,389	$5,861	$6,552
Other commercial	6,916	7,329	6,625	4,059	4,026
Residential real estate mortgages	570	935	1,481	1,158	2,279
Consumer	159	174	171	174	317
Accruing troubled debt restructured loans	8,896	9,497	14,666	11,252	13,174
Nonaccrual troubled debt restructured loans:
Commercial mortgages	—	348	91	1,209	2,555
Other commercial	2,317	2,361	2,154	292	455
Residential real estate mortgages	2,028	1,904	2,615	2,686	2,303
Consumer	47	35	106	129	131
Nonaccrual troubled debt restructured loans	4,392	4,648	4,966	4,316	5,444
Total troubled debt restructured loans	$13,288	$14,145	$19,632	$15,568	$18,618

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	Period End Balances At
(Dollars in thousands)	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011
Past Due Loans:
Loans 30-59 Days Past Due:
Commercial mortgages	$411	$104	$1,621	$874	$1,507
Other commercial loans	849	1,031	3,760	1,629	1,783
Residential real estate mortgages	4,969	4,468	3,969	2,145	3,355
Consumer loans	2,660	2,404	1,073	1,100	1,979
Loans 30-59 days past due	$8,889	$8,007	$10,423	$5,748	$8,624

Loans 60-89 Days Past Due:
Commercial mortgages	$233	$—	$315	$328	$1,013
Other commercial loans	434	33	982	103	80
Residential real estate mortgages	1,600	488	1,505	206	992
Consumer loans	677	219	263	420	120
Loans 60-89 days past due	$2,944	$740	$3,065	$1,057	$2,205

Loans 90 Days or more Past Due:
Commercial mortgages	$2,339	$4,676	$4,995	$5,510	$5,553
Other commercial loans	1,714	2,521	633	1,209	1,378
Residential real estate mortgages	4,039	4,843	6,283	7,826	6,549
Consumer loans	362	326	874	649	245
Loans 90 days or more past due	$8,454	$12,366	$12,785	$15,194	$13,725

Total Past Due Loans:
Commercial mortgages	$2,983	$4,780	$6,931	$6,712	$8,073
Other commercial loans	2,997	3,585	5,375	2,941	3,241
Residential real estate mortgages	10,608	9,799	11,757	10,177	10,896
Consumer loans	3,699	2,949	2,210	2,169	2,344
Total past due loans	$20,287	$21,113	$26,273	$21,999	$24,554

Nonaccrual loans included in past due loans	$12,719	$14,747	$17,588	$16,585	$16,705

	For the Quarters Ended
(Dollars in thousands)	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011
Allowance for Loan Losses:
Balance at beginning of period	$30,045	$29,802	$29,641	$29,353	$29,109
Provision charged to earnings	600	900	1,000	1,000	1,200
Charge-offs	(696)	(681)	(920)	(818)	(1,044)
Recoveries	499	24	81	106	88
Balance at end of period	$30,448	$30,045	$29,802	$29,641	$29,353

Net Loan Charge-Offs (Recoveries):
Commercial mortgages	($388)	$7	$249	$249	$122
Other commercial	549	324	39	286	541
Residential real estate mortgages	(47)	224	273	100	146
Consumer	83	102	278	77	147
Total	$197	$657	$839	$712	$956

The following tables present average balance and interest rate information. Tax-exempt income is converted to a fully taxable equivalent basis using the statutory federal income tax rate adjusted for applicable state income taxes, net of the related federal tax benefit. For dividends on corporate stocks, the 70% federal dividends received deduction is also used in the calculation of tax equivalency. Unrealized gains (losses) on available for sale securities are excluded from the average balance and yield calculations. Nonaccrual and renegotiated loans, as well as interest earned on these loans (to the extent recognized in the Consolidated Statements of Income) are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

Three months ended June 30,	2012			2011
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
(Dollars in thousands)
Assets:
Commercial mortgages and other commercial loans	$1,166,545	$14,590	5.03%	$1,065,619	$13,900	5.23%
Residential real estate loans, including mortgage loans held for sale	714,154	7,809	4.40%	656,570	7,732	4.72%
Consumer loans	320,442	3,067	3.85%	324,890	3,166	3.91%
Total loans	2,201,141	25,466	4.65%	2,047,079	24,798	4.86%
Cash, federal funds sold and short-term investments	30,078	17	0.23%	34,166	13	0.15%
FHLBB stock	40,418	54	0.54%	42,008	32	0.31%

Taxable debt securities	451,207	4,069	3.63%	486,905	4,869	4.01%
Nontaxable debt securities	70,462	1,039	5.93%	78,447	1,150	5.88%
Corporate stocks	1,804	34	7.58%	2,513	47	7.50%
Total securities	523,473	5,142	3.95%	567,865	6,066	4.28%
Total interest-earning assets	2,795,110	30,679	4.41%	2,691,118	30,909	4.61%
Noninterest-earning assets	222,057			212,968
Total assets	$3,017,167			$2,904,086
Liabilities and Shareholders' Equity:
NOW accounts	$254,528	$39	0.06%	$229,746	$60	0.10%
Money market accounts	405,241	232	0.23%	393,945	249	0.25%
Savings accounts	258,824	72	0.11%	224,588	69	0.12%
Time deposits	905,466	3,042	1.35%	935,813	3,652	1.57%
FHLBB advances	494,257	3,998	3.25%	494,989	4,685	3.80%
Junior subordinated debentures	32,991	391	4.77%	32,991	392	4.77%
Other	973	5	2.07%	21,663	242	4.48%
Total interest-bearing liabilities	2,352,280	7,779	1.33%	2,333,735	9,349	1.61%
Demand deposits	321,094			251,585
Other liabilities	52,939			39,485
Shareholders' equity	290,854			279,281
Total liabilities and shareholders' equity	$3,017,167			$2,904,086
Net interest income (FTE)		$22,900			$21,560
Interest rate spread			3.08%			3.00%
Net interest margin			3.30%			3.21%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

(Dollars in thousands)

Three months ended June 30,	2012	2011
Commercial mortgages and other commercial loans	$122	$91
Nontaxable debt securities	357	392
Corporate stocks	10	13
Total	$489	$496

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

Six months ended June 30,	2012			2011
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
(Dollars in thousands)
Assets:
Commercial mortgages and other commercial loans	$1,144,114	$28,888	5.08%	$1,051,577	$27,406	5.26%
Residential real estate loans, including mortgage loans held for sale	717,430	15,884	4.45%	653,938	15,432	4.76%
Consumer loans	320,195	6,164	3.87%	324,471	6,310	3.92%
Total loans	2,181,739	50,936	4.69%	2,029,986	49,148	4.88%
Cash, federal funds sold and short-term investments	41,196	37	0.18%	39,029	37	0.19%
FHLBB stock	41,012	106	0.52%	42,008	64	0.31%

Taxable debt securities	468,828	8,446	3.62%	489,544	9,642	3.97%
Nontaxable debt securities	71,185	2,098	5.93%	78,947	2,316	5.92%
Corporate stocks	1,828	67	7.37%	2,512	96	7.71%
Total securities	541,841	10,611	3.94%	571,003	12,054	4.26%
Total interest-earning assets	2,805,788	61,690	4.42%	2,682,026	61,303	4.61%
Noninterest-earning assets	221,430			212,379
Total assets	$3,027,218			$2,894,405
Liabilities and Shareholders' Equity:
NOW accounts	$250,390	$85	0.07%	$227,375	$118	0.10%
Money market accounts	408,647	457	0.22%	396,614	572	0.29%
Savings accounts	253,837	142	0.11%	222,481	144	0.13%
Time deposits	895,405	6,135	1.38%	941,093	7,398	1.59%
FHLBB advances	509,012	8,083	3.19%	485,233	9,417	3.91%
Junior subordinated debentures	32,991	783	4.77%	32,991	782	4.78%
Other	9,938	239	4.84%	22,389	483	4.35%
Total interest-bearing liabilities	2,360,220	15,924	1.36%	2,328,176	18,914	1.64%
Demand deposits	326,159			250,550
Other liabilities	53,012			40,520
Shareholders' equity	287,827			275,159
Total liabilities and shareholders' equity	$3,027,218			$2,894,405
Net interest income (FTE)		$45,766			$42,389
Interest rate spread			3.06%			2.97%
Net interest margin			3.28%			3.19%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

(Dollars in thousands)

Six months ended June 30,	2012	2011
Commercial mortgages and other commercial loans	$229	$182
Nontaxable debt securities	723	789
Corporate stocks	18	27
Total	$970	$998

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Non-GAAP Financial Measures (unaudited)

	At or for the Quarters Ended
(Dollars in thousands, except per share amounts)	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011
Calculation of Tangible Book Value per Share:
Total shareholders' equity at end of period	$292,734	$287,935	$281,351	$285,494	$281,425
Less:
Goodwill	58,114	58,114	58,114	58,114	58,114
Identifiable intangible assets, net	6,528	6,714	6,901	7,147	7,377
Total tangible shareholders' equity at end of period	$228,092	$223,107	$216,336	$220,233	$215,934

Shares outstanding at end of period	16,359	16,354	16,292	16,279	16,266

Book value per share - GAAP	$17.89	$17.61	$17.27	$17.54	$17.30
Tangible book value per share - Non-GAAP	$13.94	$13.64	$13.28	$13.53	$13.27

Calculation of Tangible Equity to Tangible Assets:
Total tangible shareholders' equity at end of period	$228,092	$223,107	$216,336	$220,233	$215,934

Total assets at end of period	$3,041,050	$3,028,690	$3,064,098	$2,969,613	$2,936,306
Less:
Goodwill	58,114	58,114	58,114	58,114	58,114
Identifiable intangible assets, net	6,528	6,714	6,901	7,147	7,377
Total tangible assets at end of period	$2,976,408	$2,963,862	$2,999,083	$2,904,352	$2,870,815

Equity to assets - GAAP	9.63%	9.51%	9.18%	9.61%	9.58%
Tangible equity to tangible assets - Non-GAAP	7.66%	7.53%	7.21%	7.58%	7.52%

Calculation of Return on Average Tangible Assets:
Net income	$8,713	$8,438	$7,777	$7,582	$7,564

Total average assets	$3,017,167	$3,037,270	$2,983,648	$2,935,146	$2,904,086
Less:
Average goodwill	58,114	58,114	58,114	58,114	58,114
Average identifiable intangible assets, net	6,619	6,805	7,025	7,257	7,493
Total average tangible assets	$2,952,434	$2,972,351	$2,918,509	$2,869,775	$2,838,479

Return on average assets - GAAP	1.16%	1.11%	1.04%	1.03%	1.04%
Return on average tangible assets - Non-GAAP	1.18%	1.14%	1.07%	1.06%	1.07%

Calculation of Return on Average Tangible Equity:
Net income	$8,713	$8,438	$7,777	$7,582	$7,564

Total average shareholders' equity	$290,854	$284,801	$285,707	$284,244	$279,281
Less:
Average goodwill	58,114	58,114	58,114	58,114	58,114
Average identifiable intangible assets, net	6,619	6,805	7,025	7,257	7,493
Total average tangible shareholders' equity	$226,121	$219,882	$220,568	$218,873	$213,674

Return on average shareholders' equity - GAAP	11.98%	11.85%	10.89%	10.67%	10.83%
Return on average tangible shareholders' equity - Non-GAAP	15.41%	15.35%	14.10%	13.86%	14.16%

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Non-GAAP Financial Measures (unaudited)

	Six Months Ended
(Dollars in thousands)	Jun 30, 2012	Jun 30, 2011
Calculation of return on average tangible assets:
Net income	$17,151	$14,364

Total average assets	$3,027,218	$2,894,405
Less:
Average goodwill	58,114	58,114
Average identifiable intangible assets, net	6,712	7,611
Total average tangible assets	$2,962,392	$2,828,680

Return on average assets - GAAP	1.13%	0.99%
Return on average tangible assets - Non-GAAP	1.16%	1.02%

Calculation of return on average tangible equity:
Net income	$17,151	$14,364

Total average shareholders' equity	$287,827	$275,159
Less:
Average goodwill	58,114	58,114
Average identifiable intangible assets, net	6,712	7,611
Total average tangible shareholders' equity	$223,001	$209,434

Return on average shareholders' equity - GAAP	11.92%	10.44%
Return on average tangible shareholders' equity - Non-GAAP	15.38%	13.72%